Exhibit 99.2

Pro Forma Condensed Combined Financial Statement

As described further in the section entitled “Pro Forma Adjustments” on P-6, these Pro Forma Condensed Combined Financial Statements include adjustments to reflect the results of the following events:

Effective October 19, 2009, CG Holdings Limited (“CG”) completed its Merger with MediaNet Group Technologies, Inc., (“MediaNet”) a publicly-held, United States of America based company.  At closing (October 19, 2009), CG’s former Shareholder, Zen Holding Group Limited (“Zen”) was issued 5,000,000 shares of MediaNet Series A Convertible Preferred Stock that were automatically convertible into 90% of the shares of common stock of MediaNet, to be issued and outstanding after the conversion and that had 90% of the voting power of MediaNet’s, shareholders.

On May 24, 2010 Zen returned to MediaNet a total of 1,141,933 shares of Series A Preferred Stock which were convertible into 63,393,933 shares of Common Stock (the “Adjustment Shares”) pursuant to an agreement, dated May 24, 2010 (the “Post-Merger Agreement”). The Series A Preferred Stock Shares were returned to MediaNet so that it could:

1.	Use 62,679,116 of the Adjustment Shares in a tender offer for various outstanding interests in DubLi.com, LLC; and
2.	In the future use 714,817 of the Adjustment Shares as equity awards to employees.

Accordingly, as of May 24, 2010, MediaNet had 3,858,067 and 28,621,680 issued and outstanding shares of Series A Preferred Stock and Common Stock, respectively.  As of May 24, 2010, the 3,858,067 outstanding shares of Series A Preferred Stock were convertible into 214,178,946 shares of Common Stock (the “Conversion Shares”).

These Pro Forma Condensed Combined Financial Statements are included in an Information Statement that has been filed with the Security and Exchange Commission by MediaNet Group Technologies, Inc. for the purpose of informing its shareholders of certain actions taken by MediaNet, including the approval of an amendment to MediaNet's Articles of Incorporation to: (i) increase the number of authorized shares of Common Stock from 50 million shares to 500 million shares, and (ii) increase the number of authorized shares of Preferred Stock from 5 million shares to 25 million shares.  Twenty calendar days after we made the Information Statement available to MediaNet's shareholders, or shortly thereafter, MediaNet implemented the Charter Amendments by filing a Certificate of Amendment with the Nevada Secretary of State.  Upon the filing of the Certificate of Amendment, all of MediaNet's issued and outstanding shares of Series A Preferred Stock automatically converted into Common Stock (the "Conversion").

P. 1

MediaNet Group Technologies and Subsidiaries
Unaudited Pro Forma Consolidated Balance Sheet
September 30, 2009
	CG Holdings Limited and Subsidiaries	MediaNet Group Technologies, Inc.	Notes	Pro Forma Adjustments	Pro Forma Combined
	Restated				Restated
Assets
Current Assets
Cash and cash equivalents	$2,487,277	$46,372		-	$2,533,649
Restricted cash	721,987	-		-	721,987
Accounts receivable - net	37,982	70,375	e	(35,372)	72,985
Inventories	321,067	80,046		-	401,113
Interest receivable	127,165	-		-	127,165
Prepaid Expenses	3,038	-	a	(3,038)	-
Deferred customer acquisition costs	2,577,168	-		-	2,577,168
Total Current Assets	6,275,684	196,793		(38,410)	6,434,067

Property and equipment, net	88,083	6,026		-	94,109

Other Assets
Note Receivable-MediaNet Group	250,000	-	a	(250,000)	-
Other Assets	30,612	1,600		-	32,212
Total Other Assets	280,612	1,600		(250,000)	32,212
Total Assets	$6,644,379	$204,419		$(288,410)	$6,560,388

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$116,812	$40,012	e	$(35,372)	$121,452
Accrued liabilities	275,579	310,044		-	585,623
Accrued incentive	644,075	-		-	644,075
Loyalty points payable	-	209,025		-	209,025
Commissions payable	2,116,250	-		-	2,116,250
Customer deposits	18,342	-		-	18,342
Deferred revenue	5,511,095	49,667		-	5,560,762
Note payable - related party	99,822	91,500		-	191,322
Accrued Interest - related party	-	3,038	a	(3,038)	-
Total Current Liabilities	8,781,975	703,286		(38,410)	9,446,851

Long Term Liabilities
Note payable -CG Holdings Limited	-	250,000	a	(250,000)	-
Total Liabilities	8,781,975	953,286		(288,410)	9,446,851

Stockholders' Deficit
Preferred stock- $0.01 par value, 50 million shares authorized, -0- and -0- outstanding, respectively	-	-		-	-
Common stock -$.001 par value, 500 million shares authorized 242,800,626 issued and outstanding	2,928	27,304	b	212,569	242,801
Additional paid-in capital	4,715	6,098,715	b,d	(7,087,455)	(984,025)
Accumulated other comprehensive loss	(96,014)	-		-	(96,014)
Accumulated deficit	(2,049,225)	(6,874,886)	d	6,874,886	(2,049,225)
Total Stockholders' deficit	(2,137,596)	(748,867)		-	(2,886,463)
Total Liabilities and Stockholders' Equity	$6,644,379	$204,419		$(288,410)	$6,560,388

See Notes to Unaudited Pro Forma Consolidated Financial Statements

P. 2

MediaNet Group Technologies and Subsidiaries
Unaudited Pro Forma Consolidated Statements of Operations
For the Year Ended September 30, 2009

	CG Holdings Limited and Subsidiaries	MediaNet Group Technologies, Inc.	Pro Forma Adjustments(c)	Pro Forma Combined
	Restated			Restated
Net sales	$9,888,469	$2,609,107	$(142,413)	$12,355,163
Cost of Sales	6,796,300	2,189,499	(128,827)	8,856,972
Gross Profit	3,092,169	419,608	(13,586)	3,498,191
Selling, general and administrative expenses	3,070,095	1,647,024	-	4,717,119
Operating income	22,074	(1,227,416)	(13,586)	(1,218,928)
Other income (expense):
Interest Income	2,858	9	-	2,867
Interest expense	-	(6,292)	-	(6,292)
Total other income(expense)	2,858	(6,283)	-	(3,425)
Income(loss) before income taxes	24,932	(1,233,699)	(13,586)	(1,222,353)
Provision for income taxes	-	-
Income (loss) from continuing operations	24,932	(1,233,699)	(13,586)	(1,222,353)
Discontinued operations	(1,659,173)	-	-	(1,659,173)
Gains on sale of subsidiary	-	74,990	-	74,990
Net income (loss)	$(1,634,241)	$(1,158,709)	$(13,586)	$(2,806,536)

Net income (loss) per common share from
Continuing Operations:
Basic & Diluted	$24.93	$(0.05)	$-	$(0.01)
Discontinued operation
Basic & Diluted	$(1,659.17)	$-	$-	$(0.01)
Net income
Basic & Diluted	$(1,634.24)	$(0.05)	$-	$(0.01)
Weighted average shares outstanding:
Basic & Diluted	1,000	22,909,781	219,889,845	242,800,626

See Notes to Unaudited Pro Forma Consolidated Financial Statements

P. 3

MediaNet Group Technologies and Subsidiaries
Unaudited Pro Forma Consolidated Statements of Operations
For the Year Ended September 30, 2008

	CG Holdings Limited and Subsidiaries	MediaNet Group Technologies, Inc.	Pro Forma Adjustments	Pro Forma Combined
Net sales	$-	$2,203,392	$-	$2,203,392
Cost of Sales	-	1,925,029	-	1,925,029
Gross Profit	-	278,363	-	278,363
Selling, general and administrative expenses	3,250	1,173,702	-	1,176,952
Operating income	(3,250)	(895,339)	-	(898,589)
Interest Income	-	360	-	360
Income(loss) before income taxes	(3,250)	(894,979)	-	(898,229)
Provision for income taxes	-	-	-	-
Net loss	$(3,250)	$(894,979)	$-	$(898,229)

Net loss per common share
Basic & Diluted	$(3.25)	$(0.04)	$-	$(0.00)
Weighted average shares outstanding:
Basic & Diluted	1,000	20,446,644	278,568,876	299,016,520

See Notes to Unaudited Pro Forma Consolidated Financial Statements

P. 4

MediaNet Group Technologies and Subsidiaries
Unaudited Pro Forma Consolidated Statements
For the Years Ended September 30, 2009 and 2008

Pro Forma Adjustments

The preceding unaudited condensed combined consolidated pro forma balance sheets have been prepared as if the share exchange transaction was completed on October 19, 2009; the preceding unaudited condensed combined consolidated pro forma statements of operations have been prepared as if the share exchange transaction was completed, respectively, on September 30, 2009, and September 30, 2008. The following pro forma adjustments:

(a)	Eliminate the intercompany loan.

(b)
Adjust the accounts of the companies to reflect the share exchange resulting in CG Holdings Limited as the accounting acquirer. After the closing of the merger and the private placement, the company will have 242,800,626 shares of common stock outstanding.

(c)	Elimination of intercompany sales and cost of sales.

(d)	to reflect the recapitalization as a result of the share exchange.

(e)	Elimination of intercompany accounts receivable and payable.

Income (loss) Per Share from Continuing Operations

Pro forma basic and diluted shares outstanding include the weighted average number of common shares outstanding for MediaNet Group Technologies, Inc. during the respective periods, in addition to the common stock issued as a result of the share exchange assuming they had been issued at the beginning of the period. The common stock issued in connection with the share exchange transaction is assumed to be outstanding for the entire period presented.

P. 5